[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

AM PRODUCT SORT SERVICES AGREEMENT

This AM PRODUCT SORT SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the Closing Date (as defined in the Stock Purchase Agreement (as defined below)) (the “Effective Date”) by and between Fujitsu Semiconductor Limited, a corporation organized and existing under the laws of Japan, with a registered office at 2-10-23, Shinyokohama, Kohoku-ku, Yokohama, Kanagawa 222-0033, Japan (“FSL”) and Spansion LLC, a corporation organized and existing under the laws of Delaware, with a registered office at 915 DeGuigne Drive, Sunnyvale, California 94088-3453 (“Spansion”).

RECITALS

WHEREAS, FSL, Nihon Spansion Limited, a Japanese corporation (“Buyer”), and Spansion have entered into a certain Stock Purchase Agreement effective as of April 30, 2013 (“Stock Purchase Agreement”), pursuant to which, Buyer and Spansion purchase from FSL, and FSL sells to Buyer and Spansion, FSL’s (and its Subsidiaries’) fabless business of design, development, marketing, distribution and sale of certain analog semiconductor products and microcontroller products, pursuant to a series of transactions contemplated in the Stock Purchase Agreement (such transactions, “Transactions”); and

WHEREAS, in connection with the Transactions, FSL wishes to provide, and Spansion wishes to obtain, certain probe testing and related services for such products that are related to the business purchased by Buyer, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, FSL and Spansion hereby agree as follows:

AGREEMENT

1.     DEFINITIONS; INTERPRETATION

1.1     Terms Defined in this Agreement. The following terms when used in this Agreement shall have the following definitions. Capitalized terms that are used in this Agreement but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

1.1.1     “AM Product” has the meaning set forth in the Stock Purchase Agreement.

1.1.2     “AM Product Foundry Agreement” means the AM Product Foundry Agreement entered into by and between FSL and Spansion as of the Effective Date.

1.1.3     “Automotive AM Product” means an AM Product qualified for use in one or more automotive applications.

1.1.4     “Best Efforts” means the efforts that a prudent Person desiring to achieve a particular result would use in order to achieve such result reasonably expeditiously. An obligation to use “Best Efforts” does not require the Person subject to such obligation to take actions that would result in a materially adverse change in the benefits to such Person under this Agreement.

1.1.5     “Breaching Party” has the meaning set forth in Section 14.2.

1.1.6      “Confidential Information” means any and all technical and non-technical confidential or proprietary information disclosed by either Party to the other Party under this Agreement, whether in written, oral, graphic or electronic form, that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be deemed in the context of its disclosure to be confidential or proprietary. “Confidential Information” includes trade secrets, know-how, firmware, designs, schematics, bills of material, customer lists, vendor lists, employee and contractor information, techniques, processes, Software, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business. Notwithstanding the foregoing, to the extent any information or materials disclosed by either Party to the other Party under this Agreement constitutes Assigned Technology (as defined in the IP Assignment Agreement) or Retained Technology (as defined in the IP License Agreement), the Parties’ respective obligations with respect to the use and disclosure of such information or materials shall be governed by the confidentiality provisions set forth in the IP License Agreement (and not this Agreement), and the confidentiality provisions set forth in this Agreement (including in Section ) shall not govern the use or disclosure of such information or materials.

1.1.7     [*] has the meaning set forth in Section 4.1.

1.1.8     “Die” means an individual integrated circuit or components on a silicon wafer which, when completed, create an integrated circuit to be incorporated into an AM Product.

1.1.9     “Disaster Recovery Plan” has the meaning set forth in Section 15.2.

1.1.10     “Exclusivity Period” means, for each AM Product, the period identified in Schedule 1.1.10 as the Exclusivity Period for such AM Product.

1.1.11     “Existing AM Products” means AM Products developed by or for FSL that are in commercial production as of the Effective Date, including any subsequent versions of such products that embody minor modifications to improve functionality or yield.

1.1.12     “Extended Sort Services Period” means, for each AM Product, the period (if any) identified in the table in Schedule 1.1.10 as the Extended Sort Services Period for such AM Product. For clarity, there is no Extended Sort Services Period for [*] Automotive AM Products.

1.1.13     “Fiscal Year” means the one (1)-year period commencing on April 1 of the applicable calendar year and ending on March 31 of the immediately subsequent calendar year. By way of example, Fiscal Year 2013 means the period commencing on April 1, 2013 and ending on March 31, 2014.

1.1.14     “Force Majeure Event” has the meaning set forth in Section 15.

1.1.15     [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.16     [*]

1.1.17     [*]

1.1.18     “INCOTERMS 2010” means the International Rules for the Interpretation of Trade Terms, published by the International Chamber of Commerce in the year 2010.

1.1.19     “Initial Term” has the meaning set forth in Section 14.1.1.

1.1.20      “IP Assignment Agreement” means the Intellectual Property Assignment Agreement entered into by and between FSL and Spansion as of the Effective Date.

1.1.21     “IP License Agreement” means the Intellectual Property License Agreement entered into by and between FSL and Spansion as of the Effective Date.

1.1.22     “[*] Automotive AM Product” means an Automotive AM Product incorporating any Die produced from Wafers that, as of the expiration of the Exclusivity Period for such AM Product, were in commercial production solely at the [*].

1.1.23     [*]

1.1.24     “Manufacturing Facility” means the facilities of FSL or any of its subcontractors used to manufacture Wafers.

1.1.25     [*] or [*] has the meaning set forth in Section 4.1.

1.1.26     “Non-Automotive AM Product” means an AM Product that is not an Automotive AM Product.

1.1.27     “Party” means either of FSL or Spansion, and “Parties” means both FSL and Spansion.

1.1.28      “PCN Procedures” means the product and process change notification procedures applicable to Sort Services performed on each Wafer under this Agreement, which (a) for Wafers for each Existing AM Product, shall be identical to those product and process change notification procedures that were used by FSL for the performance of Sort Services on such Wafers immediately prior to the Effective Date (except to the extent any modifications thereto are mutually agreed in writing by the Parties), and (b) for Wafers for each AM Product other than an Existing AM Product, shall be mutually agreed in writing by the Parties prior to the commencement of the performance of Sort Services on Wafers for such AM Product.

1.1.29     “Probe Program” means the specific set of electrical and mechanical tests which test the electrical operational characteristics for each Die on a Wafer, as such set of tests is mutually agreed in writing by the Parties and set forth in the Specifications for such Wafer.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.30     “Process Node” means a specific geometry loosely based on line width at which Wafers, and the photomasks or reticles used in the manufacture of such Wafers, are manufactured (e.g., a 90 nm process node).

1.1.31     “Production Wafers” means Wafers for commercial production.

1.1.32     “Sort Facility” means the facilities of FSL or any of its subcontractors used to perform Sort Services on Wafers.

1.1.33     “Sort Service Fees” has the meaning set forth in Section 5.1.

1.1.34     “Sort Services” means the performance of probe testing and packing services for Wafers.

1.1.35     [*] has the meaning set forth in Section 4.1.

1.1.36     “Sort Test Data” means the data generated by running the Probe Program on and otherwise conducting Sort Services on Wafers in accordance with the Specifications, as such data is mutually agreed upon by the Parties.

1.1.37     “Specifications” means the specifications and procedures for performing Sort Services for each Wafer under this Agreement, which (a) for Wafers for each Existing AM Product, shall be identical to those specifications and procedures that were used by FSL for the performance of Sort Services on such Wafers immediately prior to the Effective Date (except to the extent any modifications thereto are mutually agreed in writing by the Parties), and (b) for Wafers for each AM Product other than an Existing AM Product, shall be mutually agreed in writing by the Parties prior to the commencement of the performance of Sort Services for Wafers for such AM Product.

1.1.38     “Term” has the meaning set forth in Section 14.1.1.

1.1.39     “Wafers” means unsorted silicon wafers containing Die for AM Products.

1.1.40     “[*] Automotive AM Product” means any Automotive AM Product incorporating any Die produced from Wafers that, as of the expiration of the Exclusivity Period for such AM Product, were in commercial production solely at the [*].

1.1.41     “[*] Non-Automotive AM Product” means any Non-Automotive AM Product incorporating any Die produced from Wafers that, as of the expiration of the Exclusivity Period for such AM Product, were in commercial production solely at the [*].

1.2     Interpretation.

1.2.1     Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2.2     Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3     Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2.     PRODUCTION

2.1     Exclusivity.

2.1.1     During the Exclusivity Period for each AM Product, Spansion and its Affiliates shall exclusively purchase from FSL, pursuant to this Agreement, all of Spansion’s and its Affiliates’ requirements of Sort Services for Wafers for such AM Product.

2.1.2     During the Exclusivity Period for each AM Product, Spansion and its Affiliates shall not perform (or have any other Person, directly or indirectly, perform for or on behalf of Spansion or any of its Affiliates), or purchase or receive from any Person other than FSL, directly or indirectly, any Sort Services for Wafers for such AM Product.

2.1.3     [*]

2.1.4     [*]

2.1.5     [*]

2.2     Sort Services Extension. For each AM Product, Spansion shall have the right, at its sole option, to extend the term for FSL to perform Sort Services for the applicable Extended Sort Services Period for Wafers for such AM Product (if any) as described in Schedule 1.1.10 by providing written notice to FSL no later than [*] prior to the expiration of the Exclusivity Period for such AM Product; provided, that (a) if Spansion issues such notice, Spansion shall [*] no later than [*] prior to the expiration of the Exclusivity Period for such AM Product and (b) with respect to the extension period for Automotive AM Products, Spansion shall, in connection with its [*] that are applicable to the Extended Sort Services Period, consider in good faith and use Best Efforts to accommodate any requests by FSL regarding (i) the [*] during the Extended Sort Services Period, and (ii) any other [*] applicable to the performance of Sort Services for Production Wafers for such Automotive AM Products (but without any increase in the Sort Services Fees for such AM Products or continuation of the [*]). For clarity and notwithstanding the foregoing, Spansion shall not have any right to extend the term for performing Sort Services for any Wafers for [*] Automotive AM Products.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3     Sort Services Obligation. FSL shall perform Sort Services for Spansion in accordance with the Specifications and shall provide Spansion with copies of Sort Test Data generated from such services on a daily basis in electronic form. Further, to the extent delegated by Spansion in accordance with Section 7.4 (Acceptance Testing) of the AM Product Foundry Agreement, FSL shall perform acceptance testing on Spansion’s behalf for those Wafers manufactured by FSL under the AM Product Foundry Agreement for which FSL is also performing Sort Services hereunder. Any modifications or changes to the Specifications shall be implemented solely in accordance with the PCN Procedures.

2.4     Sort Services Costs and Materials. [*]. In addition, FSL shall delete any Sort Test Data generated from the Sort Services (including copies thereof to the extent reasonably practicable) promptly following expiration or termination of this Agreement.

2.5     Technical Assistance. Spansion shall provide FSL with technical assistance as reasonably requested by FSL to perform Sort Services on the Wafers for Spansion. FSL shall use Best Efforts on a case-by-case basis to provide Spansion with technical assistance as reasonably requested by Spansion, to respond to (a) customer support requirements for the AM Products, and (b) requests from potential customers with respect to the supply of AM Products. FSL and Spansion shall each bear the travel, housing and meal-related expenses of their respective personnel in connection with such assistance.

2.6     Subcontractors. FSL may subcontract or otherwise delegate the performance of any of its obligations under this Agreement (a) upon written notice to Spansion but without any requirement for Spansion’s consent, to any Person that, directly or indirectly, performed or was performing Sort Services on Wafers for or on behalf of FSL or any Affiliate of FSL immediately prior to the Effective Date; or (b) with Spansion’s prior written consent (not to be unreasonably withheld, delayed or conditioned), to any other Person. FSL shall remain responsible and liable for any acts or omissions of the Persons set forth in clause (a) or (b) above for which FSL would otherwise have been responsible if such acts or omissions were performed by FSL.

2.7     [*].

3.     DISPATCH OF PERSONNEL

3.1     Presence of Spansion employees and customers at Sort Facilities.

3.1.1     Spansion may, with FSL’s prior written consent (which shall not be unreasonably conditioned, delayed or withheld), send specified employees to visit the Sort Facilities to inspect the Sort Services performed on Wafers under this Agreement. Such visits shall be conducted during FSL’s normal working hours. While visiting the Sort Facilities, Spansion employees shall at all times fully comply with FSL’s rules and regulations, as well as with all reasonable instructions that may be issued by FSL’s employees or personnel; provided that FSL shall not give work orders or instructions over, or otherwise supervise, Spansion’s employees or their services. Each Party shall, at its own expense, indemnify and hold harmless the other Party and its employees from and against any and all direct loss or damage (including loss or damage to property, personal health or life) caused by the indemnifying Party’s employees during any such visit.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.1.2     It is understood and agreed that Spansion may be required, under its agreements with its customers for the sale of AM Products incorporating Die produced from Wafers, to allow such customers to inspect the Sort Facilities for quality assurance purposes. FSL agrees to permit such inspections for such purposes (a) for Sort Facilities not under FSL’s control ([*]), subject to FSL’s prior written consent (which consent shall not be unreasonably conditioned, delayed or withheld), and (b) for Sort Facilities under FSL’s control, subject to Spansion providing at least ten (10) Business Days’ prior written notice. Such visits shall be conducted during FSL’s normal working hours. Spansion shall be responsible for supervising any such customer employees and for their conduct while at the Sort Facilities. Without limiting the generality of the foregoing, Spansion’s indemnification obligations pursuant to Section 3.1.1 above shall apply to any such customer employees to the same extent as if they were Spansion employees.

3.1.3     Spansion and FSL may, from time to time, arrange for Spansion employees to work at the Sort Facilities on mutually-agreed terms and conditions. At a minimum, FSL will grant these employees access to the Sort Facilities to the extent necessary for them to perform their duties, as well as access to standard employee facilities. FSL will allow any such Spansion employees to be active participants on problem solving teams with respect to the performance of Sort Services on Wafers. Such Spansion employees shall abide by the policies and regulations of FSL, and Spansion shall, at FSL’s request, remove or replace any Spansion employee who fails to do so.

3.2     System Review. FSL shall participate in quality system reviews for Wafers as may be mutually agreed in writing by the Parties; provided that Spansion shall provide the details of such reviews to FSL in writing at least one month in advance.

3.3     Business Review Meetings. The Parties will plan and schedule business reviews at least quarterly. The review will focus on current and forecasted business activities, feedback on performance and factory metrics, key improvement programs and activities focused on enabling the relationship between the Parties and will review the status of open issues and action items, including [*].

4.     PRODUCTION PLANS

4.1     [*]

4.2     [*]

4.3     [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.     PRICING

5.1     Sort Service Fees. For each Wafer on which Sort Services are performed hereunder, Spansion shall pay FSL the fees calculated in accordance with Schedule 5.1 (“Sort Service Fees”). Sort Service Fees shall be in Japanese Yen.

6.     PURCHASE ORDERS

6.1     Purchase Order Process. Spansion and its Affiliates shall place purchase orders with FSL by no less than [*] before the end of each month [*]. Each purchase order shall specify the purchase order number, volume, Sort Service Fees (on a per-unit basis, as well as the aggregate price for such purchase order), total prices, delivery dates and any other items to be agreed upon between the Parties. FSL shall accept any purchase orders submitted by Spansion or its Affiliates that are (a) issued in accordance with the terms of this Agreement and (b) [*]. In the event of any discrepancy between a purchase order and the terms of this Agreement, this Agreement shall prevail and any different or additional terms of the purchase order shall be deemed null and void.

6.2     Orders by Spansion’s Affiliates. Spansion may appoint its Affiliates to submit purchase orders for Sort Services under this Agreement, provided that Spansion provides prior written notice to FSL of any such appointment. Spansion shall cause such Affiliates to comply with the terms and conditions of this Agreement and shall remain responsible and liable for any acts or omissions of such Affiliates for which Spansion would have otherwise been responsible if such acts or omissions were performed by Spansion.

6.3     [*]. Spansion may, at any time prior to the date that is [*] of the portion of the purchase order applicable to the Sort Services for such Wafer. Upon receipt of such request by FSL, the Parties shall discuss in good faith [*]

6.4     [*]. At Spansion’s request, FSL shall [*]. Spansion shall have the right to audit the [*] as set forth in Section 6.7 of the AM Product Foundry Agreement.

7.     DELIVERY

7.1     Delivery. Unless otherwise agreed upon by both Parties, FSL shall deliver the sorted Wafers to Spansion [*] (INCOTERMS 2010) [*] or any other location agreed in writing by the Parties. All costs and expenses incurred in connection with delivering the sorted Wafers to a location other than a Sort Facility shall be borne by [*].

7.2     [*]. Upon FSL’s written request, and subject to Spansion’s prior written consent on a case-by-case basis (which consent will not be unreasonably withheld, delayed or conditioned), [*].

8.     PAYMENT

8.1     Payment. FSL may invoice Spansion for Sort Services performed on Wafers under this Agreement at any time after the delivery of such Wafers in accordance with Section 7.1. All payments from Spansion to FSL shall be made in Japanese Yen, by electronic transfer to a bank account notified by FSL to Spansion, within [*] after the invoice date. In the event of any discrepancy between actual amounts paid to FSL by Spansion and actual amounts due for Sort Services performed under this Agreement, the Party claiming a discrepancy shall inform the other Party in writing in a timely manner, and the Parties shall discuss in good faith any adjustments to the corresponding payment amount promptly after receipt of such notice. [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.     WARRANTY

9.1     Warranty. FSL warrants that the Sort Services performed under this Agreement shall be performed in accordance with the applicable Specifications and with the same level of care as used when FSL performs similar services for wafers for FSL’s internal use, but no less than in a professional and workmanlike manner.

9.2     [*], FSL and Spansion will discuss a solution in good faith.

9.3     Disclaimer. THE FOREGOING WARRANTY SHALL BE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

10.     QUALITY CONTROL

10.1     Quality Control Systems. FSL shall maintain or cause its subcontractors to maintain ISO9001:2008 and ISO/TS 16949:2009-compliant quality control systems at each Sort Facility in order to ensure that the Sort Services to be performed by FSL shall conform to the applicable Specifications in all material respects. Without limiting the foregoing, if any material non-compliance is found in any audit for ISO/TS 16949 compliance that could reasonably affect the maintenance of ISO/TS 16949:2009 certification at any Sort Facility, and if FSL reasonably believes that it will not be able to cure such material non-compliance within the period specified by the auditor, FSL shall promptly provide the details of such non-compliance to Spansion.

10.2     Additional Quality Reports. Upon reasonable request by Spansion and subject to FSL’s prior written consent, FSL shall provide Spansion with reasonable information regarding its quality control systems related to the Sort Services performed under this Agreement. Any such information shall be deemed Confidential Information of FSL.

10.3     Records. FSL shall keep and maintain, in electronic form or otherwise, the quality records of Wafer processing and outgoing test results on a Wafer-by-Wafer basis for five (5) years after the performance of the applicable Sort Services. FSL shall provide Spansion with such records in electronic form upon Spansion’s reasonable request. Such records will be considered Confidential Information of both Parties.

10.4     Inspection and Audit Rights. Subject to FSL’s reasonable security and confidentiality requirements, Spansion may conduct an inspection and audit of the quality records related to Sort Services performed under this Agreement upon reasonable advance notice to and prior written approval of FSL (such approval not to be unreasonably conditioned, withheld or delayed). These audits will occur no more often than annually, unless there is good cause for Spansion to conduct an additional inspection or audit.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.5     Meetings. Spansion and FSL shall hold meetings to exchange or discuss information regarding quality and reliability of the Sort Services performed under this Agreement.

11.     CONFIDENTIAL INFORMATION

11.1     Purpose. During the term of this Agreement, each Party may disclose its Confidential Information to the other Party in furtherance of the purposes of this Agreement. Confidential Information may be used by a Party solely to exercise such Party’s rights and perform such Party’s obligations under this Agreement.

11.2     Non-Use and Non-Disclosure. Other than for the express purpose of this Agreement each Party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information of the other Party unless and to the extent such Confidential Information (a) is not marked or designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use any others, (b) becomes a matter of public knowledge through no action or inaction of the Party receiving the Confidential Information, (c) was in the receiving Party’s possession before reception from the Party providing such Confidential Information, (d) is rightfully received by the receiving Party from a third party without any duty of confidentiality, (e) is disclosed to a third party by the Party providing the Confidential Information without a duty of confidentiality on the third party, (f) is disclosed with the prior written approval of the Party providing such Confidential Information, or (g) is independently developed by the receiving Party without any use of the other Party’s Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (b) above with respect to each Party (i) merely because it is embraced by more general information in the prior possession of recipient or others, or (ii) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

11.3     Degree of Care. In furtherance, and not in limitation, of the foregoing Section , each Party agrees to do the following with respect to any such Confidential Information: (a) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own confidential and proprietary information; (b) restrict disclosure of such information to those of its employees and agents who have a “need to know”; and (c) instruct and require such employees and agents to maintain the confidentiality of such information and not to use such information except as expressly permitted herein. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

11.4     This Agreement. The forgoing confidentiality obligation shall also apply to the contents of this Agreement, provided that either Party may disclose the contents of this Agreement, in confidence, to such Party’s and its Affiliates’ legal counsel, accountants, banks and financing sources and their advisors.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.5     Permitted Disclosure. The obligations under this Section  shall not prevent the Parties from disclosing the Confidential Information to any court or government agency as required by law (provided that the Party intending to make such disclosure in such circumstances has given prompt notice to the other Party prior to making such disclosure so that such other Party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates with such other Party in seeking such order or remedy). Nothing in this Section  shall prevent either Party from complying with any disclosure requirements of the Securities and Exchange Commission or any other securities exchange or similar body with prior notice to the other Party sufficient for such other Party to seek a protective order or confidential treatment for any of its Confidential Information.

11.6     Duration. The obligations under this Section  shall apply with respect to any Confidential Information for a period of five (5) years from the date of disclosure of such Confidential Information to the receiving Party. For clarity, expiration of the obligations set forth in this Section  shall not be deemed to expand any licenses to any Intellectual Property Rights under any Transaction Agreement or waive any confidentiality or non-use obligations under the IP License Agreement.

11.7     Other Agreements. Notwithstanding anything to the contrary in this Agreement (including this Section ), and for purposes of clarity, nothing in this Agreement (including this Section ) is intended to limit, restrict or otherwise modify: (a) FSL’s or any of its Affiliates’ ownership of or rights or licenses under any Intellectual Property Rights, including those granted by Spansion under any other Transaction Agreement; or (b) Spansion’s or any of its Affiliates’ ownership of or rights or licenses under any Intellectual Property Rights, including those assigned or transferred to Spansion or any of its Affiliates under any other Transaction Agreement.

12.     INTELLECTUAL PROPERTY RIGHTS

The Parties’ respective rights and obligations with respect to any Intellectual Property Rights, including each Party’s rights under or with respect to the other Party’s Background IPR (as defined in the IP License Agreement) for the purpose of performing their respective obligations and exercising their respective rights set forth in this Agreement, shall be governed by the provisions set forth in the IP License Agreement and IP Assignment Agreement (and not this Agreement).

13.     LIMITATION OF LIABILITY

13.1     Damages Waiver. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE PROVISION OF SORT SERVICES HEREUNDER, EVEN IF THE PARTY KNEW, SHOULD HAVE KNOWN OR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.2     Damages Cap. In no event shall either Party’s liability arising in any way out of this Agreement or the provision of Sort Services hereunder exceed the amounts paid to FSL under this Agreement within the twelve (12) months preceding the date of notice of the applicable claim.

14.     TERM AND TERMINATION

14.1     Term.

14.1.1     This Agreement shall become effective as of the Effective Date and shall remain in effect until the last to expire of any Exclusivity Period or Extended Sort Services Period for any AM Product (the “Initial Term”), unless extended pursuant to Section  below or terminated pursuant to Section  below. The Initial Term, together with any extensions thereto agreed upon pursuant to Section  below, are collectively referred to herein as the “Term.” For the avoidance of doubt, following the expiration of the Exclusivity Period and Extended Sort Services Period for any AM Product, Spansion shall not have any obligation to purchase, and FSL shall not have any obligation to provide, Sort Services for Wafers for such AM Product.

14.1.2     At any time prior to the expiration or termination of this Agreement, FSL and Spansion may, upon either Party’s written request to the other Party, agree to enter into discussions regarding an extension to the Term and any terms and conditions applicable to such an extension period.

14.2     Termination. Notwithstanding the provisions of Section , either Party may at its option terminate this Agreement, without liability to the other Party, in the event that (a) the other Party (the “Breaching Party”) fails to correct or cure any material breach by such Breaching Party of any covenant or obligation under this Agreement within sixty (60) days after receipt by such Breaching Party of a written notice from the non-Breaching Party specifying such breach, (b) the other Party fails to pay its material debts as they come due, makes an assignment for the benefit of creditors (or takes similar action under United States, Japanese or other Applicable Law), or files a voluntary petition in bankruptcy (or makes a similar filing under United States, Japanese or other Applicable Law) or otherwise invokes any laws for the protection of debtors under United States, Japanese or other Applicable Law, or (c) the other Party has filed against it an involuntary petition in bankruptcy (or similar filing under United States, Japanese or other Applicable Law) and fails to obtain the dismissal of such petition within thirty (30) days after its filing.

14.3     Effect of Termination. If this Agreement is terminated in accordance with Section  above, any effective purchase order at the time of termination shall continue to be effective and this Agreement shall govern such purchase order until it expires. Notwithstanding the foregoing, if the Agreement is terminated by FSL in accordance with Section  herein, FSL may at its option terminate any effective purchase order at the time of termination at its sole discretion, without liability to Spansion. After expiration or termination of this Agreement, each Party (a) shall cease the usage of Confidential Information provided by the other Party hereunder and (b) shall without delay return to the other Party all Confidential Information provided by the other Party hereunder, including any copies and extracts thereof; in each case, except to the extent such Party continues to be permitted to use such Confidential Information in accordance with the IP Assignment Agreement or IP License Agreement (including by being licensed to use such Confidential Information).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4     Survival. The provisions of Sections 1, 3.1.1 (final sentence only), 3.1.2 (final sentence only), 6.4 (for a period of three (3) months after termination or expiration), 8, 9, 10.3 (excluding the second sentence), 11, 12, 13, 14.3, 14.4, 15, 16, 17, 18 and 19 shall survive the termination or expiration of this Agreement. Any termination or expiration of this Agreement shall not affect any payment obligations existing under this Agreement at the time of such termination or expiration.

15.     FORCE MAJEURE

15.1     Force Majeure. Neither Party shall be liable for failure to perform, in whole or in part, its obligations under this Agreement if such failure is caused by any event or condition not reasonably within the control of the affected Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, acts of governmental authorities, riots, insurrections, or any other cause beyond the reasonable control of a Party (such event or condition, a “Force Majeure Event”); provided that the affected Party promptly notifies the other Party of the occurrence of the Force Majeure Event and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

15.2     Disaster Recovery Plan. FSL agrees to prepare a written disaster recovery plan describing the measures anticipated to be taken by FSL to ensure the continued performance of Sort Services for Spansion pursuant to the requirements of this Agreement in the event of any Force Majeure Event (“Disaster Recovery Plan”). FSL will submit the Disaster Recovery Plan in effect as of the Effective Date to Spansion for Spansion’s approval within thirty (30) days after the Effective Date, such approval not to be unreasonably conditioned, delayed or withheld. FSL will update the Disaster Recovery Plan at least annually in order to improve FSL’s ability to be prepared for any disaster or problem, and such updates will be provided to Spansion for approval in the same manner as the plan in effect as of the Effective Date.

16.     EXPORT LAWS

Spansion shall, and shall cause its customers to, comply with all export laws, regulations and controls imposed or administered by the U.S. Department of Commerce and all other United States Governmental Bodies (including the Export Administration Regulations of the U.S. Department of Commerce Bureau of Export Administration), and by any corresponding Governmental Bodies of any other jurisdiction, and shall not export, or allow the export or re-export of, any Wafer, any Die, any Sort Test Data or any Confidential Information of FSL in violation of such laws and/or regulations, or without having obtained at its expense all consents required in connection therewith.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.     ASSIGNMENT

Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred by either Party (whether voluntarily or involuntarily and whether by merger, transfer of assets, operation of Applicable Law or otherwise), without the other Party’s express prior written approval, except that either Party may assign its rights, interests and obligations under this Agreement in their entirety to a successor of all or substantially all of such Party’s assets related to this Agreement upon prior written notice to the other Party. Any attempt to assign or transfer this Agreement in violation of this Section  shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

18.     NOTICES

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (a) upon receipt if delivered personally, (b) upon confirmation if telecopied or (c) on the first Business Day following dispatch if sent by a nationally-recognized overnight courier service; provided, however, that, if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day, such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable Party at such Party’s address or facsimile number as set forth below.

If to Spansion, addressed to it at:

Spansion LLC

915 DeGuigne Drive

Sunnyvale, California, U.S.A. 94085

Fax: [*]

Attention: General Counsel

With copies to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive,
Menlo Park, CA 94025
United States
Fax: 1-650-463-2600
Attention: Tad J. Freese, Esq.

Latham & Watkins LLP
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi
Chiyoda-ku, Tokyo 100-6332

Japan
Fax: 011-81-3-6212-7801
Attention: Michael J. Yoshii, Esq.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to FSL, addressed to it at:

Fujitsu Semiconductor Limited
Nomura Shin-Yokohama Building
2-10-23 Shinyokohama
Kohoku-ku, Yokohama 222-0033
Japan
Fax: [*]

Attention: [*]

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo 100-6529
Japan
Fax: 011-81-3-3214-6512
Attention: Jay Ponazecki, Esq.

Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

19.     MISCELLANEOUS TERMS

19.1     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

19.2     Entire Agreement. This Agreement (including any appendices, exhibits and schedules attached hereto), the Stock Purchase Agreement and other Ancillary Documents (including any appendices, exhibits and schedules attached thereto), and the other documents referred to herein constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

19.3     Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature by either Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic method as if the original had been received.

19.4     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Japan.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.5     Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be resolved in accordance with Section 11.10 of the Stock Purchase Agreement.

19.6     Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

19.7     Severability. Any term or provision of this Agreement that is held as invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

19.8     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

19.9     Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of the Parties under this Agreement shall be cumulative and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement, at law, in equity or otherwise.

[Signature Page Follows]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly signed and executed on the date and year first above written.

SPANSION LLC:

By:	/s/ Randy W. Furr
Name:	Randy W. Furr
Title:	Corporate Executive Vice President and Chief Financial Officer

[Signature Page to AM Product Sort Services Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FUJITSU SEMICONDUCTOR LIMITED:

By:	/s/ Kagemasa Magaribuchi
Name:	Kagemasa Magaribuchi
Title:	Member of the Board and Corporate Senior Vice President & President, Corporate Management Unit

[Signature Page to AM Product Sort Services Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.1.10

Exclusivity Period and Extended Sort Services Period

[*][1 PAGE REDACTED]

Sch. 1.1.10 - 1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5.1

Pricing for Sort Services for AM Products

[*][1 PAGE REDACTED]

Sch. 5.1 - 1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.